EXHIBIT 10.2

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT # 1

TO

SECOND AMENDED AND MASTER SERVICES AGREEMENT

This Amendment #1 (“Amendment”) effective March 1, 2018 (“Amendment #1 Effective Date”) is between Synacor, Inc. (“Synacor”) and Qwest Corporation, on behalf of itself and as agent for its Affiliates (“Client”) under which the parties hereto mutually agree to modify and amend the Second Amended and Restated Master Services Agreement, effective as of June 1, 2017 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment #1.  Any capitalized terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

Whereas, the parties desire to include Cloud ID Services in the Agreement as set forth herein;

Therefore, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

Unless otherwise noted in this Amendment, any changes to the Agreement shall be made for purposes of this Amendment for Cloud ID Services only and only be effective during the Cloud ID Term.

1.0	Definitions: The existing definitions in the Agreement are hereby replaced with the following new definitions for such terms:
(a)	Section 1(c) of Schedule E of the Agreement is hereby deleted and replaced with the following (which revision will apply throughout the Term of the Agreement):
(c)

“Content” means games, video, music, audio, images, graphics, statistics, and text that is viewable by or accessible to a Content Subscriber or User including without limitation (i) Programmer Content, and (ii) Synacor Sourced Content, Client Sourced Content, Portal Content, Premium Content, and (iii) any logos, trademarks, service marks, meta data, or other materials made available in an Offering.

(b)	Section 1(i) of Schedule E of the Agreement is hereby deleted and replaced with the following:
(i)	“Synacor Sourced Content” means the Content provided by Synacor or Synacor Providers through Synacor.
2.0	Data: The 3rd sentence of Section 2.5 of the Agreement is hereby deleted and replaced with the following:

To avoid uncertainty, Client acknowledges and agrees that Synacor may disclose aggregate measures (not personally identifiable) of multiple Synacor clients’ (as opposed to Client specific measures) Users and Service usage and performance derived from Account Information to Synacor investors, Providers, and other Synacor clients or potential clients for the purposes of permitting such persons to evaluate potential business relationships with Synacor, to maintain and/or improve the Services, or to develop relationships with or obtain investments from investors.

3.0	License: Section 4.1 of the Agreement is hereby deleted and replaced with the following:

4.1 License Grant.  Client hereby grants to Synacor a nonexclusive, worldwide and royalty-free right and license to use, reproduce, modify, distribute, perform and display the Client Materials, the Client Marks (as such term is defined below), and the Provider Marks for any Client Provider provided to Synacor hereunder, solely in connection with the Services and in a form solely as approved by Client (such approval not to be unreasonably withheld or delayed).

CONFIDENTIAL TREATMENT REQUESTED

4.0	Cloud ID Term: Section 7.1 will be modified by adding the following to the end of such Section 7.1:

The Cloud ID Services as described in Schedule J will be provided under the terms and conditions of this Agreement beginning on the Amendment #1 Effective Date and will continue for an initial period through September 30, 2018 (the “Initial Cloud ID Term”), and thereafter automatically renew for successive periods of three (3) months each (each a “Renewal Cloud ID Term,” and together with the Initial Cloud ID Term, the “Cloud ID Term”) unless Client provides written notice of non-renewal to Synacor at least sixty (60) days prior to the end of the then current Cloud ID Term, or unless the Agreement otherwise expires or is terminated in accordance with its terms.

5.0	Schedule A Revisions:
(a)	Section 4(a)(iv) of Schedule A is hereby deleted. New Subsection 4(a)(iv) is added to Schedule A as set forth below.

(iv) Payment of Fees: Payment of the applicable fees and revenue shares for each of the Services shall be made in accordance with Section 4(e) below.

(b)	Section 4(b)(iv) of Schedule A is hereby deleted. New Subsection 4(b)(iv) is added to Schedule A as set forth below.

(iv) Payment of Fees: Payment of the applicable fees and revenue shares for each of the Services shall be made in accordance with Section 4(e) below.

6.0	Schedule J: A new Schedule J is hereby included in the Agreement as attached hereto related to the Cloud ID Services.
7.0

Scope of Amendment:  This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Amendment and all past dealing or industry custom.  This Amendment shall be integrated in and form part of the Agreement upon execution.  All terms and conditions of the Agreement shall remain unchanged except as expressly modified in this Amendment; and the terms of the Agreement, as modified by this Amendment, are hereby ratified and confirmed.  Where the terms of the Agreement conflict with those of this Amendment, however, the terms of this Amendment shall control.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

SYNACOR, INC.		QWEST CORPORATION

By:	/s/ William J. Stuart	By:	/s/ Robert W. Smith II

Name:	William J. Stuart	Name:	Robert W. Smith II

Title:	CFO	Title:	Director – Core Network Procurement

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE J

TO

MASTER SERVICES AGREEMENT

The following are the terms and conditions upon which Synacor will provide Cloud ID Services to Client.

1.	Definitions
(a)

“Channel” means an online counterpart to a single television channel.  For example: ESPN1 and ESPN2 are each single television channels, and all Programmer Content associated with such television channels that is to be provided online shall be considered a Channel.  Any given Programmer may own the rights to Programmer Content on a number of Channels, and certain Programmer Content may be included on more than one Channel.

(b)	“Content Subscriber” means an end user that subscribes to the Content related to which Client has requested the use of the Cloud ID Services.
(c)	“Client’s Website” means Client’s website on which Client’s subscribers may be authenticated and authorized pursuant to this Amendment.
(d)	“Cloud ID Platform” means Synacor’s modular identify management platform that offers a single integration point for participants in an on-line access control framework.
(e)	“Cloud ID Services” shall have the meaning set forth in Section 2(a).
(f)	“GUID” means a globally unique identifier.
(g)

“Offering” means a Content or service offering made available through Client (other than Programmer Content) to which Client allows access to some or all of its subscribers based on predetermined Client-criteria or without restriction.

(h)	“Programmer” means a provider of Programmer Content.
(i)

“Programmer Content” means television video programming accessible via the Internet by authenticated and authorized users, and any logos, trademarks, service marks, meta data, or other materials owned and/or made available by a Programmer.

(j)	“Provider” means a Programmer, Synacor Provider, Client Provider, or other provider of an Offering.
(k)	“Provider Marks” means the Providers’ logos, product and service names, trademarks, service marks, and domain names.
(l)

“Technology Property or Technology Properties” means any mutually agreed digital device, application, or technology on which end users will be able to authenticate and authorize through the Cloud ID Services pursuant to this Schedule J, which will include, but not be limited to, Providers’ applications, and Client’s Website, and may include smart phone or tablet applications, Smart TVs, Providers’ websites or other mutually agreed upon devices, applications, or technologies.

(m)	“Transition Period” shall have the meaning set forth in Section 6(c) of this Schedule J.
(n)	“Transition Services” shall have the meaning set forth in Section 6(c) of this Schedule J.

CONFIDENTIAL TREATMENT REQUESTED

2.	SYNACOR SERVICES AND RESPONSIBILITIES
(a)

Cloud ID Services. Client desires to provide a subset or all of its subscribers the opportunity to consume Content via the Internet pursuant to the subscriber’s agreement with Client and Client’s agreement with the applicable Providers, and to define the criteria by which such consumption will be made available to its subscribers.  Synacor will provide a Cloud ID Service whereby the criteria of eligibility for subscribers will be determined from data provided by Client to Synacor combined with data received by Synacor from Providers.  Such determination will then be communicated as appropriate to enable subscribers to consume relevant associated Content. Subject to the terms and conditions of the Agreement, Synacor shall provide the foregoing services as described in Exhibit A (the “Cloud ID Services”).

(b)	Data.
(i)

Client acknowledges that some Programmers outsource certain authentication and authorization services to third party service providers, such as Adobe Pass (the “Programmer Vendors”), and that, in order for Synacor to provide  certain Cloud ID Services  associated with such Programmers, Synacor must pass certain Subscriber Attributes (as defined below) to the Programmer Vendors.  In connection therewith, Synacor and Client agree as follows:

(A)

In connection with the Cloud ID Services, Client will provide to Synacor only necessary subscriber data required to complete the integration with the applicable Programmers, (such Client-provided data, the “Subscriber Attributes”).

(B)

Synacor will not deliver Subscriber Attributes to a Programmer Vendor, unless Client has provided its prior approval of such sharing to such Programmer Vendor and the Programmer Vendor contractually has agreed in writing to Synacor that, with respect to any authentication or authorization request from a Content Subscriber seeking to access Programmer Content, such Subscriber Attributes only will be used by the Programmer Vendor (1) in an encrypted format; (2) in relation to the Client; (3) solely on behalf of the Programmer relevant to the subscriber request; and (4) in each case, only as directed by Synacor. Synacor further agrees that any instructions delivered to the Programmer Vendor regarding use by the Programmer Vendor of the Subscriber Attributes will be strictly in accordance with Synacor’s rights and obligations under this Amendment.

(C)

Provided that Synacor is in compliance with the foregoing paragraph and its obligations under the Agreement: (1) Client hereby agrees that the Programmer Vendor shall have the right to store the Subscriber Attributes on servers located in the U.S.; and (2) notwithstanding any disclaimer to the contrary in the Agreement, Client hereby represents and warrants to Synacor that (x) the disclosure by Synacor of the Subscriber Attributes to the Programmer Vendor for use strictly in accordance with this Amendment will not violate any proprietary rights of third parties, including, without limitation, confidential relationships or any third party rights of privacy, or privacy laws, and (y) Client has the right to disclose all Subscriber Attributes that it discloses to Synacor pursuant to this Amendment for use of such information in accordance with this Amendment.

(c)	Limitations.
(i)

In addition to those limitations set forth under Section 2.4 of the Agreement, Client acknowledges and agrees that Synacor will not be responsible for, nor liable in connection with (A) the quality or substance of Content as provided by the Providers; (B) Provider’s willful or negligent acts or omissions; or (C) incorrect data provided by Client or a Provider.

(ii)

Client acknowledges and agrees that integration of Content from certain Providers may require such Provider’s prior consent, and Client shall be responsible for obtaining such consent.  Synacor shall not be liable for any delays resulting from failure of a Provider to provide such consent.

1.

CONFIDENTIAL TREATMENT REQUESTED

3.	CLIENT RESPONSIBILITIES
(a)

Rights to Content.  Client shall ensure that it has all rights and licenses necessary from all Providers with which it wishes Synacor to integrate its Cloud ID Platform (i) to allow Synacor to perform its obligations under this Schedule J, (b) to allow Client’s subscribers to access, view, or consume such Provider’s Content on the Technology Properties, (iii) to utilize or allow Synacor to utilize all embedded players and other third party products or services necessary to display the Provider Content as contemplated by this Schedule J, and (iv) to allow Synacor to display the Provider Marks for the purpose of providing the Cloud ID Services. Synacor shall not be obligated to begin integration of the Cloud ID Services related to any Provider with whom Client does not yet have an agreement in place granting Client such rights.  If at any time during the Term, such rights or licenses terminate or are modified in any way that affects the Cloud ID Services provided hereunder; Client will provide Synacor written notice thereof within no more than [*] after Client becomes aware of such termination or modification.  If the termination or modification will be effective in less than [*] from the date Client becomes aware thereof, Client will provide notice to Synacor immediately upon its awareness thereof.  In the event such rights or licenses are terminated, Client will promptly modify its backend systems to disallow Client’s subscribers from accessing, viewing or consuming Content on the Technology Properties using the Cloud ID Services.  If such rights or licenses are modified, Client will promptly make the necessary changes to comply with such modification.  Synacor shall not have any liability to Client in the event Synacor disables the integration of the Cloud ID Services with the terminated Provider upon receipt of notice from Client indicating its rights or license to such Provider’s Content has terminated.

(b)

Entitlements Data - Client understands and agrees that any authorization that occurs through the Cloud ID Services is based on Client’s data that identifies which end users are authorized to access certain Content online based on their subscription rights.  Client will ensure that it accurately maintains its data with regard thereto, provides Synacor continuous access to such data, and will not, at any time, permit access to Content to any end users who are not entitled to such access.  Synacor agrees that such data is owned by Client, and Synacor shall only have the right to use such data to fulfill its obligations under this Schedule J and the Agreement.  Client shall also ensure that each Provider provides Synacor the necessary Content, data, and assistance to perform the integration with such Provider, and that the data provided by each Provider is accurate.

(c)

Compliance with Provider Requirements – Providers may from time to time, require Synacor to pass through to Client certain requirements in order to allow the integration of such Provider’s Content with the Cloud ID Platform.  To the extent a Provider has specified any such requirements to Synacor, Synacor will provide Client a separate attachment to the Agreement specifying such Provider requirements.  If Client wishes to allow its end users access to such Provider’s Content online, such attachment will be executed by the parties and become a part of the Agreement.

(d)

Test Accounts – Client will, upon Synacor’s request, supply test accounts to enable Synacor to effectively test (in test, if available, and production environments) all software releases related to the Cloud ID Services.  The number of test accounts provided and the specific attributes of these accounts will be determined by the parties in their reasonable discretion by the overall functionality that must be tested, provided however that Client understands and agrees that if the test accounts are required by a Programmer, the integration of such Programmer may not be possible without the test accounts.  These accounts are to be maintained by Client throughout the Term for the testing of regular software releases and monitoring of the product functionality in the live environment.  As account profiles change and functionality is added, Client will provide additional test accounts or modify existing test accounts as reasonably requested by Synacor.  Client understands and agrees that without the test accounts, Synacor is not able to properly test and monitor the proper functioning of the software underlying the Cloud ID Services and Client’s specific implementation thereof.

(e)

Determination of Launch Dates – Client agrees not to commit to a launch date for any Provider, Channel or Offering, as the case may be, without Synacor’s input and agreement.  Synacor will coordinate with Client in advance to plan the transition to Synacor’s Cloud ID Services back-end platform.  [*]  For any other changes related to the Cloud ID Services that will materially impact the Client’s end user experience or Client’s features/functionality, [*].

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

4.

META-DATA.  In the event Synacor includes meta-data related to the Programmer Content sourced from one or more non-Programmer third parties as part of the Cloud ID Services, Synacor and its licensors shall retain all right, title and interest in and to such meta-data and Client shall not display or use such meta-data for any purpose.

5.	CLOUD ID FEES. Client agrees to pay the fees for the Cloud ID Services as set forth in Exhibit B to this Schedule J in accordance with the payment terms in Schedule A of the Agreement.
6.	REMOVAL OF PROVIDERS AND TRANSITION OF CLOUD ID SERVICES.
(a)

Client’s Request to Remove Individual Providers.  Except with regard to termination of Client’s rights in Provider Content which is addressed in Section 3(a), Client shall have the right to request that Synacor disable the Client’s integration of Cloud ID with a given Provider or Channel upon [*] days’ notice to Synacor and Synacor shall disable within such [*] days’ notice (or such later date as requested by Client).

(b)

Synacor’s right to Remove Individual Providers.  Synacor shall have the right to disable any integration with any Provider’s Content upon prior notice to Client: (i) if Synacor reasonably believes the distribution of such Content would result in the violation of third party intellectual property rights or otherwise exposes it to potential legal liability; (ii) in the event a Provider ceases to produce or distribute such Content, or (iii) if an agreement between Synacor and a Provider, that gave Synacor the right to integrate with any Provider’s Content, expires or terminates; provided that, if Synacor knows, at least [*] days prior to any expiration or termination of such Provider agreement, that such agreement will expire or terminate, as the case may be, Synacor will provide [*] days’ notice to Client, and if Synacor has less than [*] days prior notice, Synacor will provide as much notice to Client as is reasonably practical under the circumstances, (iv) if the Provider Content or the integration is causing  Cloud ID Platform or the Cloud ID Services to malfunction, (v) the Provider Content does not display properly (unless such issue is caused by Synacor)  or (vi) if Synacor’s right to integrate such Provider Content otherwise ceases.  In each case, Synacor will give Client as much notice as is reasonably practical in such circumstances and, if the circumstances allow, will work with Client in good faith to both resolve issues prior to disabling any integration and to re-enable as soon as the applicable issue is resolved.  [*]

(c)

Transition Services. Upon the expiration or termination of the Agreement for any reason other than Client’s breach or if Synacor removes a Provider pursuant to Section 6(b), Client shall have the right, at its option, to require that Synacor continue providing the Cloud ID Services, in whole or in part (the “Transition Services”) for a period not to exceed [*] from the date of such expiration or termination in order that Client may achieve an orderly transition of such Services to another vendor (the “Transition Period”). The terms and conditions upon which Synacor shall provide such Transition

Services, shall be the same terms and conditions as shall have been in effect on the day preceding the date of such expiration or termination of the Agreement; provided, however, that (i) in the event that Synacor terminated the Agreement for cause due to Client’s failure to pay any amounts due and owing to Synacor, then Client shall be required to pay any outstanding amounts prior to Synacor providing such Transition Services unless such amounts are in dispute, in which case Client shall be required to place all outstanding amounts in escrow with an independent third party pending resolution of such dispute. Synacor shall also, during any period in which it is providing transition services, [*], use commercially reasonable efforts to provide such other reasonable transition assistance as may be required from time to time.

7.

CLOUD ID SPECIFIC INDEMNITIES.  Client shall indemnify, defend and hold Synacor harmless from and against any and all Claims suffered or incurred by Synacor from any third party claim arising out of or relating to (i) the inaccuracy of any of the Client-provided Account Information or other Client Materials, (ii) violation of Client’s obligations under Section 3(a) of this Schedule J, and (iii) Synacor’s disabling of an integration with any given Provider at Client’s request.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

8.

LIMITATIONS OF LIABILITY.  WITH REGARD TO THE SERVICES PROVIDED UNDER THIS SCHEDULE J, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE AGREEMENT,  EXCEPT FOR INDEMNITY OBLIGATIONS OR BREACH OF CONFIDENTIALITY OBLIGATIONS (I) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY, ITS AGENTS, AFFILIATES, CLIENTS, OR ANY OTHER PERSONS, FOR ANY LOST PROFITS OR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES, EVEN IF ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, AND (II) IN NO EVENT WILL EITHER PARTY’S LIABILITY FOR ANY AND ALL CLAIMS, IN THE AGGREGATE, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER EXCEED THE AMOUNT SYNACOR HAS RECEIVED FROM CLIENT UNDER THIS AGREEMENT DURING THE [*] MONTHS PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

TO

SCHEDULE J OF THE

MASTER SERVICES AGREEMENT

CLOUD ID SERVICES DESCRIPTION

I.CLOUD ID SERVICE DESCRIPTION

The Cloud ID Services shall be provided by Synacor [*].  The key features of Cloud ID Services, served from a single data center with disaster recovery, to be deployed by Synacor for Client are:

1.	Authentication: single sign on integration, transport, transformation and log out via Web
a.	Federated Login
i.	Single Factor Authentication
ii.	Single Localization
iii.	Co-Branded for Client and Provider
iv.	Session Length: up to 90 days
v.	Single Sign Out
vi.	Authentication Protocol-SAML 2.0
2.	Authorization: pay TV entitlement integration, mapping and business rules via API
a.	Single channel
b.	Multi-channel
3.	User Profile: subscriber account data for access control and personalization via API
a.	Household ID
b.	Parental controls
c.	Postal code
4.	Account Hub: subscriber self-care user management tools
a.	Account Registration & My Profile
b.	Password Management
c.	Parental Controls
d.	Household Management with Child Accounts
5.	Administration: customer support and performance monitoring
a.	User Manager
b.	Cloud ID Reports
c.	Integration Documentation
6.	Identity Connector: frameworks for connecting with Client-provided identity management
a.	Account information for registration of users, using Cloud ID
b.	User information for users registered at an external identity provider
c.	SAML Proxy with single API integration for authorization
7.	Apple SSO: As described below.

II.CLOUD ID SERVICES - OVERVIEW, INTEGRATION, AND INFORMATION

1.	Cloud ID Overview: The Cloud ID Services perform the following functions:
•	Act as identity provider (IdP) to Provider Properties.
•	Provide a login page as described in Section 2 below to support the above, branded as desired by the Client and in agreement with Providers.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

•	Answer authorization queries regarding content and services to which an authenticated user is entitled based on their current active subscription and end user properties with Client.
•

At the Client’s request, make available to Providers, authentication and authorization information related to both individual user accounts and the household account as needed and as possible given the account information available from Client.

•	Integrate with Client identity system by either batch file or as an identity proxy.
o	Cloud ID will provide user registration, password management, parental controls, and household management for batch files that are account based.
o	Cloud ID will provide links to user registration, password management, parental controls and household management for batch files that are user based.
o	Cloud ID will integrate to Client’s back end system, for authorization data and user property information, when integration is SAML proxy integration.
•	Provide additional user data to Providers, such as parental control settings, as authorized by Client.
•	Cache data from the Client systems as desired by Client to reduce load on Client backend systems.
•	Provide mapping of channel identifiers to offer additional flexibility in the authorization communication between Client and Providers.
2.	Integration of the Cloud ID Platform with Providers’ Properties:

Synacor will integrate the Providers’ Property into the Synacor identity federation such that when the Provider initiates a request utilizing SAML or other secure authentication and authorization integration technologies and protocols, the Client login page will appear as the integration dictates with the Provider Property.  Such login page will be branded as agreed upon between the Client and Provider, including possible co-branding with Client’s logo and Provider logo.  If the integration is not a proxy integration, the user will enter his/her credentials into such login page, and the Cloud ID Platform will check the Cloud ID system to verify the credentials. If the integration is a proxy integration, the user will be redirected to the proxied sign on form.

Upon successful login, the Cloud ID Platform generates a secure response and redirects the user to the requesting Provider Property. The Provider Property receives the secure response with a success status and a machine-generated GUID (opaque ID) for the user as well as any other required user properties required as agreed upon between the Client and the Provider and a session time-to-live (TTL) at the identity provider. The Provider Property can then use this identifier to create a session on the Provider Property, honoring any agreed-upon rules for session length not to exceed the TTL issued from the identity provider.

After authentication, the Provider Property can then issue an authorization call directly to the Cloud ID Platform to confirm that the user’s subscription contains the required products; the typical case will confirm that the user is authorized to receive a requested channel or set of channels. This server-to-server call can be in any one of many web services protocols and requires the opaque ID of the user and the requested channels, among other information. The Cloud ID Platform matches the opaque ID to a Client’s user account, queries the source billing and channel line-up systems for Client or Cloud ID system, in the case of a batch file integration, and returns a response indicating if the user has the appropriate subscription. In addition user properties such as postal code, household information, and parental controls will be returned as required.

Depending on the response, the Provider Property will allow access to the Provider Content or display an agreed upon message that might be an error message or an up-sell message.

CONFIDENTIAL TREATMENT REQUESTED

Synacor shall revise and/or upgrade existing integrations with each Provider as often as reasonably required by each Provider, provided such revisions and/or upgrades are relatively standard in nature and would not negatively affect the Service or the integrations with Client or other Providers.

3.	Client Backend Integration with the Cloud ID Platform (if an identity proxy):

For the purposes of authentication and authorization, the Client will supply appropriate APIs or interfaces to integrate with the Cloud ID Platform. The parties will mutually agree to the appropriate authentication integration method, but regardless of such integration method, Client will be insulated from the specifics of the secure communication with each Provider Property.  Only the integration between the Client and Cloud ID will be necessary, which need not involve integration with the Synacor identity federation or use of SAML or similar technologies.

4.

Client’s Provision of Account Information:  Client will provide Synacor with appropriate APIs or batch files to the following Account Information and other items to facilitate provision of the Cloud ID Services:

•	username/password: to identify the user and authenticate them to their account;
•	current channel line-up: channels the user is currently subscribed to;
•	rating allowed: the most mature rating the logged in user should be shown; and
•	a sub-domain of the website users customarily use for other web interactions with Client.
•	the relationship between a head of household account and sub-accounts, where such relationships are available to users.
•	end users postal code
5.	Protection of User and Provider Information:

The username and password are protected by having them entered in the Client login page only. The individual user will be identified to the Provider as an opaque ID, and can remain anonymous. Except as described in the following sentence, no personally identifying information shall be passed. However, the Provider can offer login accounts on their website, ask the user for information, and tie the authenticated session to the Provider-controlled user account. Signing up for such an account would be at the discretion of the user, but is not required to use the Cloud ID Platform.

6.	Apple SSO

The Apple SSO functionality described herein requires either API-level credential authentication integration with Client or IDP proxy-level authentication integration with Client, and can therefore only be made available to those customers of Client for whom such integration exists.  Also, Client agrees that in order to utilize the Apple SSO functionality, Client hereby grants Synacor the rights to sublicense on a non-exclusive, non-transferable, royalty-free basis Client’s Marks  to Apple to (a) use, reproduce, and display in the user interface screens in Apple products  where the user selects an MVPD as their provider and authenticates through SSO, and/or provide the user with a list of apps that are accessible to Client subscribers through SSO, and to (b) use screen shots and images of Apple products displaying Client’s Marks appearing in the user interface of such Apple products and/or in the list of apps accessible to subscribers through SSO, including but not limited to use in instructional materials, training materials, marketing materials, and advertising in any medium.  Client may also be required to enter into a separate agreement with Apple to proceed with the integration, or agree to additional terms and conditions Apple may require from Synacor from time to time.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT B

TO

SCHEDULE J OF THE

MASTER SERVICES AGREEMENT

FEES

Monthly Fees:

1.Cloud ID Services:  Client will pay Synacor a [*] monthly fee for the Cloud ID Services in the amount of [*] per month throughout the Cloud ID Term.

Monthly pricing includes all [*], and may be provided for an additional professional services fee. Subject to payment of any professional services fees (if applicable) for such integrations noted in the preceeding sentence, [*].    Synacor provides Tier 3 and beyond support to Client’s customer support team.

Reporting:

Synacor shall provide the following reporting to Client on daily and monthly basis [*]:

•	Total Sessions, Successful Sessions, Abandoned Sessions, Successful Sessions with Errors
•	Total Authentication Requests, Unsuccessful Authentication Requests
•	[*]
•	Unique Users (Total Authenticated [*])
•	[*]

To the extent Client wishes to receive additional reporting from Synacor, any costs incurred by Synacor associated therewith will be reimbursed by Client to Synacor.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.